UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OVERSTOCK.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0634302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

799 W. Coliseum Way Midvale, Utah	84047
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Overstock.com, Inc. (the “Company”) is filing this Registration Statement on Form 8-A with the Securities and Exchange Commission (the “Commission”) in connection with the registration of its common stock, $0.0001 par value per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the transfer of the listing of the Common Stock from the Nasdaq Stock Market LLC to the New York Stock Exchange (the “NYSE”), where it will  begin to trade under the stock symbol “BYON.” As announced on October 24, 2023, the Company will be changing its name to Beyond, Inc., effective November 6, 2023.

Item 1. Description of Registrant’s Securities to Be Registered.

For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 24, 2023, which information is incorporated herein by reference, except that any reference to The Nasdaq Global Market is hereby amended to refer to the NYSE.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 25, 2023	OVERSTOCK.COM, INC.
	By:	/s/ E. Glen Nickle
		Name:	E. Glen Nickle
		Title:	Chief Legal Officer